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                                                                  EXHIBIT 10.26


                                PROMISSORY NOTE

           (THIS NOTE PROVIDES FOR ADJUSTMENTS IN ITS INTEREST RATE)

$3,564,000.00                                             Minneapolis, Minnesota
                                                                October 22, 1996

     FOR VALUE RECEIVED, the Undersigned, NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Undersigned"), agrees and promises to pay to the order of MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation, its endorsees, successors and assigns ("Holder"), at its principal office at 300 Pillsbury Center, 220 South Sixth Street, Minneapolis, Minnesota 55402, or such other place as the Holder may from time to time designate, the principal sum of Three Million Five Hundred Sixty-Four Thousand and no/100 Dollars ($3,564,000.00) or so much as may from time to time be disbursed hereon, together with interest on the Principal Balance (as later defined) at the rate or rates of interest hereinafter set forth. This Note shall be payable in the following manner and on all the following terms and at the following times:

1. Definitions. For purposes of this Note the following terms shall have the following meanings:

     a. "Adjusted Rate" shall mean the Interest Rate as from time to time adjusted in accordance with paragraph 2.b. of this Note.

     b.   "Adjustment Date" shall mean the first day of each Loan Year.

     c. "Bank" shall mean Norwest Bank Minnesota, National Association, Main Office, Minneapolis, Minnesota.

     d. "Basis Points" shall mean an arithmetic expression of a percentage measured in hundredths of a percent (i.e. 50 Basis Points equals fifty hundredths percent).

     e. "Base Rate" shall mean the rate of interest from time to time as announced by the Bank as its "base rate". The "base rate" shall be as so announced, notwithstanding that other rate or rate(s) of interest may actually be charged by the Bank to its borrowers, and Holder shall have no liability on account of any such discrepancy. The written statement or notice from the Bank as to what the Base Rate was on any given date shall be conclusive and in the event the Bank ceases to announce a "base rate", the rate used by the Bank to price its loans whether called its "reference rate", "prime rate", "base rate", or otherwise, shall be substituted in place of its Base Rate. If the Bank shall cease business or is no longer quoting a base rate to price its loans, then the rate publicly announced by one of the five largest Minneapolis-St. Paul area banks selected by Holder in its discretion as its rate most closely resembling

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          such Base Rate shall be substituted.  The Base Rate may not be the
          Bank's best rate and Holder makes no representations to that effect.

     f.   "Casino" shall mean a gaming casino operated on the Premises.

     g. "Casino Equipment" shall mean all equipment used in the operation of the Casino.

     h. "Disbursement Date" shall mean the date on which Principal sums on this Note are transmitted or sent by electronic means or delivered by draft or check to the account of Ticor Title Insurance Company, Woodland Park, Colorado, as closing escrow, or to the Undersigned, in closing of the loan evidenced by this Note.

     i. "Maturity Date" shall mean May 1, 1998 or such earlier date as this Note may be declared due and payable by the Holder in accordance with its terms.

     j. "Premises" shall mean certain parcel(s) of land and improvements situate in the City of Cripple Creek, County of Teller, State of Colorado, all as more fully described in the Deed of Trust referred to in this Note.

     k. "Principal" shall mean the from time to time sums of money disbursed by the Holder pursuant to this Note.

     l. "Principal Balance" shall mean the Principal from time to time outstanding and unpaid on this Note.

     m. "Term" shall mean the period over which this Note is to be paid, that is from the Disbursement Date to the Maturity Date.

     2. Interest Rate. The Principal Balance of this Note shall bear interest at the following rates of interest ("Interest"):

     a. Stated Rate. From and after the Disbursement Date until payment in full this Note shall bear interest at a definite and certain but fluctuating per annum rate of interest equal to 225 Basis Points plus the Base Rate as such Base Rate may change from time to time.

     b. Default Rate. If a Default (as later defined) occurs under this Note then, at the option of the Holder hereof, during the entire period during which such Default shall occur and be continuing interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on this Note or (ii) Four percent (4%) plus the Interest Rate then in effect ("Default Rate") whether or not the


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          Holder has exercised its option to accelerate the maturity of this
          Note and declare the entire Principal Balance due and payable.

     3. Basis of Computation. Interest shall be computed on the basis of a 365/360 day year payable on a 30/360 day basis. Interest shall commence as to any Principal disbursed on the date of disbursement of such Principal.

     4. Late Charge. In the event that any payment required hereunder is not paid when due within ten (10) days of when due, the Undersigned agrees to pay a late charge of $.04 per $1.00 of unpaid payment to defray the costs of the Holder incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have including the right to declare the entire Principal Balance and interest immediately due and payable.

     5.   Terms of Payment.  This Note shall be payable as follows:

     a. On the first day of November, 1996 and on the first day of each month thereafter up to and including the month preceding the Maturity Date a payment equal to the Interest then accrued shall be paid.

     b. On the Maturity Date, the entire Principal Balance plus accrued interest and all other charges and sums due under this Note shall be due and payable in full.

Payment on this Note shall be made by automatic payment via Automated Clearing House procedures to the Holder on each payment date. The Undersigned will issue Authorization for automatic payments to its depository bank authorizing automatic payment of each monthly payment. Such authorization shall be irrevocable and may not be changed or withdrawn without Holder's consent.

     6. Application of Payments. All payments shall be applied first to any costs of collection, then to Late Charges, then to Interest and then to Principal Balance, except that if any advance made by the Holder under the terms of any instruments securing this Note is not repaid, any monies received, at the option of the Holder, may first be applied to repay such advances, plus interest thereon, and the balance, if any, shall be applied as above. If any payment of Principal, Interest, Late Charge or other sum be made hereunder becomes due and payable on a day other than a business day, the due date of such payment shall be extended to the next succeeding business day and interest thereon shall be payable at the applicable interest rate during such extension.

     7. Extensions. The Undersigned reserves the right to extend the Maturity Date of this Note for an additional term of eighteen (18) months ("Extended Term") expiring November 1, 1999 ("Extended Maturity Date") on the following terms and conditions:


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     a.   No Default then be existing under this Note.



     b. No Event of Default shall have occurred under the Deed of Trust hereafter referred to;

     c. The Undersigned pays to the Holder an extension fee equal to one-half of one percent (1/2 of 1%) of the Principal Balance of this Note.

     d. The Undersigned shall have furnished to the Holder and the Holder shall have approved a financial statement showing income and expenses for the preceding twelve (12) months prepared by a reputable accounting firm and showing cash flow available for debt service on this Note (after payment of all indebtedness secured by liens on the Premises senior to the Deed of Trust and all Casino Equipment lease/financing obligations due on equipment used in the Casino) equal to a minimum of 1.25 times debt service on this Note for the immediately preceding twelve (12) months and multiplied by 1.5 times to provide for eighteen (18) months debt service coverage ("Coverage Requirement"), or alternatively, if the Undersigned cannot satisfy such coverage ratio, the Undersigned shall have furnished the Holder an unconditional, irrevocable, "evergreening", sight letter of credit issued by a bank acceptable to the Holder naming the Holder as beneficiary in an amount equal to the difference between the cash flow available for debt service coverage on this Note and the Coverage Requirement..

     e. The Undersigned shall prepay $250,000.00 of the Principal Balance at the time of extension.

     f. During the term of the extension the Undersigned shall continue to make the monthly payments of accrued Interest as required above and shall during the ninth (9th) month of the term of the extension prepay an additional $250,000.00 of the Principal Balance.

     g.   The Undersigned must notify the Holder in writing not more than sixty
          (60) days nor less than thirty (30) days before the Maturity Date of its intention to exercise this right to extend this Note for the Extended Term.

     h.   The Holder have funds available at that time for the Extended Term.

If the above terms and conditions are satisfied and the Undersigned extends the term of this Note for the Extended Term, the Undersigned agrees to execute such documents and provide such evidence as the Holder shall deem necessary to continue the obligation of the Undersigned under this Note and each of the instruments securing the same in full force and effect at the new Extension Rate including among other things a Note Modification Agreement and an endorsement to the Mortgagee's Title Insurance Policy issued to the Holder insuring the uninterrupted continuity of the Holder's first lien under



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the Deed of Trust with no additional exceptions to title.  All expenses incurred in connection with the extension of the term, including any necessary recording fees, mortgage registration tax, title insurance fees and premiums, reasonable fees of Holder's counsel and the like, shall be paid by the Undersigned.

     8. Mandatory and Permitted Prepayment. The Principal Balance of this Note may be voluntarily prepaid in whole or in part at any time without penalty. Any voluntary prepayment shall be made on fifteen (15) days advance written notice. At the option of the Holder the Principal Balance of this Note is subject to mandatory prepayment, in whole or part as the case may be, upon certain events of damage, destruction or condemnation of the Premises Deed of Trust as security for this Note all as more fully set forth in the Deed of Trust hereinafter referred to.

     9. Security. This Note is the Note referred to in and secured by (i) a Deed of Trust and Security Agreement and Fixture Filing and Financing Statement given by the Undersigned and 353 Myers Avenue Limited Partnership, a Minnesota limited partnership, ("Partnership") to the Public Trustee of the County of Teller, Colorado, for the benefit of the Holder ("Deed of Trust"), (ii) an Assignment of Rents and Leases given by the Undersigned and the Partnership to Holder ("Assignment"), and (iii) other security instruments ("Other Security Instruments") each of even date herewith conveying the Premises in trust, granting a security interest in personal property thereon and assigning the rents, leases, income and profits therefrom ("Collateral").

     10. Default. If (i) default be made in any payment when due in accordance with the terms and conditions of this Note or (ii) an Event of Default (as defined therein) occurs under the Deed of Trust, or (iii) an Event of Default (as defined therein) occurs under the Assignment or any Other Security Instruments, [clauses (i), (ii) and (iii) being herein singularly and collectively referred to as a "Default"], the entire Principal Balance together with accrued interest thereon and Late Charges, if any, shall become immediately due and payable at the option of the Holder hereof.

     11. Time of Essence. Time is of the essence. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

     12. Costs Of Collection. In the event of any Default hereunder the Undersigned agrees to pay the costs of collection including reasonable attorney's fees.

     13. Waiver of Presentment, Etc. Presentment for payment, protest and notice of non-payment are waived. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.



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     14.   Savings Clause.  It is expressly stipulated and agreed to be the intent of Undersigned and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and any other loan documents delivered in connection herewith. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contract for, charged, taken, reserved, or received with respect to the indebtedness by this Note ("Indebtedness"), or if Holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Undersigned results in Undersigned having paid any interest in excess of that permitted by applicable law, then it is Undersigned's and Holder's express intent that all excess amounts theretofore collected by Holder shall be credited on the Principal Balance of this Note and all other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to Undersigned), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     15. Acceleration on Sale or Encumbrance. In the event of a Transfer without the written consent of the Holder being first obtained, whether voluntarily, involuntarily, or by operation of law, then at the sole option of the Holder, the Holder may upon notice to the Undersigned declare the entire Principal Balance together with accrued Interest, due and payable in full. Any such payment shall be subject to the requirements, if any, in this Note providing for the payment of a prepayment premium in the event of a non-permitted Transfer. A consent by the Holder as to any one Transfer shall not be deemed to be a waiver of the right to require consent to a future Transfer. As used herein, the term "Transfer" shall include any sale, pledge, assignment, Deed of Trust, encumbrance, security interest, consensual lien, hypothecation, transfer or divesture or otherwise of or in i) the Premises or
ii) the Undersigned or iii) any underlying ownership interest in the Undersigned or iv) any entity controlling, managing or in control of the Undersigned, either directly or indirectly, including an interest taken as security. Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises or the Undersigned, whether or not of record and whether or not for consideration shall be deemed a Transfer. This paragraph shall not be construed as to



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prevent the Undersigned from issuing additional shares of stock in the
Undersigned as long as National Lodgings, Inc., and the guarantors of this Note shall in the aggregate remain the majority shareholders in the Undersigned nor a sale of Parcel No. 2 of the Premises to the Undersigned.

     16. Consent to Jurisdiction. The Undersigned submits and consents to personal jurisdiction of the Courts of the State of Minnesota and Courts of the United States of America sitting in such State for the enforcement of this instrument and waive any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota. Litigation may be commenced in any state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state, at the election of the Holder. Nothing contained herein shall prevent Holder from bringing any action against any other party or exercising any rights against any security given to Holder, or against the Undersigned personally, or against any property of the Undersigned, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Undersigned to personal jurisdiction within the State of Minnesota.

     17. Notices. Any notices and other communications permitted or required by the provisions of this Note (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective three (3) days after being deposited or delivered as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days' notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

              Each notice to Holder shall be addressed as follows:

                   Miller & Schroeder Investments Corporation
                   300 Pillsbury Center
                   220 South Sixth Street
                   Minneapolis, Minnesota  55402
                   Attn:  Vice President - Mortgage Loans

              Each notice to Undersigned shall be addressed as follows:


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                National Gaming Companies, Inc.
                9855 West 78th Street, Suite 220
                Eden Prairie, Minnesota  55344
                Attn: President

     18. Governing Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Minnesota law to govern this instrument and it is controllingly agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Minnesota without regard to the principles of conflicts of law.

     19. Adjustable Rate. The interest rate on this Note is subject to adjustment as provided herein.

     Executed as of the date first above written.

                                  NATIONAL GAMING COMPANIES, INC.,
                                  a Minnesota corporation

                                  By: /s/ Robert J. Swenson
                                      --------------------------------
                                  Its: President
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